Exhibit 99.1

CORRECTION

www.e2open.com

Press Release

E2open Announces Fiscal First Quarter 2023 Financial Results

GAAP subscription revenue of $129.5 Million, up 154%

12% organic subscription revenue growth on a constant currency basis

CORRECTION…by E2open Parent Holdings, Inc.

AUSTIN, Texas – July 11, 2022 –Adjusted EBITDA margin in the fourth bullet under “Fiscal First Quarter 2023 Financial Highlights” should read: Adjusted EBITDA margin was 32.0%... (instead of: Adjusted EBITDA margin was 31.6%...) This change has also been made in the Reconciliation of Pro Forma Information table.

The updated release reads:

GAAP subscription revenue of $129.5 Million, up 154%

12% organic subscription revenue growth on a constant currency basis

AUSTIN, Texas – July 11, 2022 – E2open Parent Holdings, Inc. (NYSE: ETWO), the connected supply chain SaaS platform with the largest multi-enterprise network, today announced financial results for its fiscal first quarter ended May 31, 2022.

“We are very pleased with our first quarter performance where we continued to support the world’s largest and most complex supply chains adapt to growing inflationary pressures, and increasing demand and supply challenges,” said Michael Farlekas, chief executive officer at e2open. “The size and resiliency of our subscription revenue base enables us to sustain profitable growth as demonstrated by our first quarter results of 12% organic subscription revenue growth on a constant currency basis, along with adjusted EBITDA growing to $51.4 million.”

“We are reaffirming our EBITDA outlook for this fiscal year despite incremental foreign exchange headwinds to our total revenue base,” continued Farlekas. “As we look forward, we see the demand for our multi-enterprise supply chain platform continue to expand as companies seek to become more agile in an ever-changing global economy.”

Fiscal First Quarter 2023 Financial Highlights

We present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation, as presented and defined in the Information Tables below.

•
Revenue
o
GAAP subscription revenue for the first quarter of 2023 grew 153.9% from the year-ago comparable period to $129.5 million or 80.8% of total revenue. Organic subscription revenue growth was 10.7% or 12.1% on a constant currency basis.

o
Total GAAP revenue for the first quarter of 2023 grew 141.8% from the year-ago comparable period to $160.4 million. Total organic revenue growth was 9.8% or 11.4% on a constant currency basis.

•
GAAP gross profit for the first quarter of 2023 grew 190.0% from the year-ago comparable period to $81.7 million. Non-GAAP gross profit grew 9.3% or 10.3% on a constant currency basis from the year-ago comparable period to $111.3 million.

•
GAAP gross margin for the first quarter of 2023 was 50.9% compared to 42.5% from the year-ago comparable period. Non-GAAP gross margin was 69.4% or 69.1% on a constant currency basis compared to 69.7% from the year-ago comparable period.

•
Adjusted EBITDA for the first quarter of 2023 grew 12.4% or 10.7% on a constant currency basis from the year-ago comparable period to $51.4 million. Adjusted EBITDA margin was 32.0% or 31.1% on a constant currency basis versus 31.3% from the year-ago comparable period.

•
Net loss for the first quarter of 2023 improved to $12.6 million compared to $169.4 million from the year-ago comparable period. GAAP and adjusted earnings per share for the first quarter of 2023 were $(0.04) and $0.07; respectively.

•
Cash flow:
o
Cash flow from operations was $24.9 million compared to $39.3 million from the year-ago comparable period, inclusive of M&A-related expenses.
o
Unlevered free cash flow for the first quarter, adjusted for M&A, was $41.3 million, which represents 80.3% of adjusted EBITDA.

NOTE: Refer to Reconciliation of Pro Forma and Non-GAAP Information Tables at the end of this press release for more detail regarding revenue, gross margin, adjusted EBITDA margin, net loss, adjusted earnings per share, unlevered free cash flow and adjusted EBITDA. Prior year comparisons of non-GAAP measures include e2open, BluJay and Logistyx, as if BluJay and Logistyx were acquired on March 1, 2021.

Recent Business Highlights

•
Expanded our partnership with Uber Freight, to leverage e2open’s carrier network to provide clients with real-time domestic capacity and rate options, lowering clients’ transportation costs. This represents e2open’s sixth revenue-generating partnership in six quarters.

•
Expanded into a strategic partnership with Accenture, e2open’s second strategic partnership with the integrator ecosystem in two quarters, a major step in our objective of expanding e2open’s ecosystem to include multiple strategic integrator partners.

•
Recently unveiled a brand refresh including a new e2open® logo, brand identity, and tagline: “Moving as one.™” to help assert e2open’s multi-enterprise supply chain business networks as the platform of choice for large, global supply chains. The strategic brand refresh is a catalyst to increase awareness among the world’s largest companies, which are transforming their demand to supply to distribution operations to make, move and sell products and services in a new era.

•
For the third consecutive year, e2open was positioned as a leader with the highest ability to execute and furthest completeness of vision in the 2022 Gartner® Magic Quadrant™ for Multienterprise Supply Chain Business Networks report.

•
Hosted European client conference, CONNECT 2022: The Europe Exchange, which brought together hundreds of logistics, global trade and commerce professionals from the world’s leading organizations to explore solutions for today’s complex supply chains.

Financial Outlook for Fiscal Year 2023

As of July 11, 2022, e2open is providing updated guidance for the remainder of fiscal year 2023, which ends February 28, 2023, as follows:

Fiscal 2023 GAAP Subscription Revenue

•
GAAP subscription revenue for fiscal 2023 is expected to be in the range of $538 million to $546 million versus prior guidance of $545 million to $553 million, due to an approximate $7 million negative impact from foreign exchange rate fluctuations when compared to our prior guidance. There is no change to our guidance on a constant currency basis.

Fiscal 2023 Total GAAP Revenue

•
Total GAAP revenue is expected to be in the range of $672 million to $680 million versus prior guidance of $681 million to $689 million, due to an approximate $9 million negative impact from foreign exchange rate fluctuations when compared to our prior guidance. There is no change to our guidance on a constant currency basis.

Fiscal Second Quarter 2023 GAAP Subscription Revenue

•
GAAP subscription revenue for the fiscal second quarter of 2023 is expected to be in the range of $129 million to $132 million, including an approximate $3 million negative year over year impact from foreign exchange rate fluctuations.

Fiscal 2023 Non-GAAP Gross Profit Margin

•
Non-GAAP gross profit margin is expected to be in the range of 68% to 70% versus prior guidance of 69% to 71% which includes an approximate 50 basis point negative impact from foreign exchange rate fluctuations when compared to our prior guidance.

Fiscal 2023 Adjusted EBITDA

•
Adjusted EBITDA is reaffirmed in the range of $217 million to $223 million.

NOTE: E2open is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA without unreasonable effort, and therefore no reconciliation of certain forward-looking non-GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA is included.

Quarterly Conference Call

E2open will host a conference call today at 5:00 p.m. ET to review fiscal 2023 first quarter financial results, in addition to discussing the Company’s outlook for the full fiscal year 2023. To access this call, dial 888-506-0062 (domestic) or 973-528-0011 (international). The conference ID is 453559. A live webcast of the conference call will be accessible in the “Investor Relations” section of e2open’s website at www.e2open.com. A replay of this conference call can also be accessed through July 25, 2022, at 877-481-4010 (domestic) or 919-882-2331 (international). The replay pass code is 45894. An archived webcast of this conference call will also be available after the completion of the call in the “Investor Relations” section of the Company’s website at www.e2open.com.

About E2open

E2open is the connected supply chain software platform that enables the world’s largest companies to transform the way they make, move, and sell goods and services. With the broadest cloud-native global platform purpose-built for modern supply chains, e2open connects more than 400,000 manufacturing, logistics, channel, and distribution partners as one multi-enterprise network tracking over 12 billion transactions annually. Our SaaS platform anticipates disruptions and opportunities to help companies improve efficiency, reduce waste, and operate sustainably. Moving as one.™ Learn More: www.e2open.com.

E2open and “Moving as one.” are the registered trademarks of E2open, LLC. All other trademarks, registered trademarks and service marks are the property of their respective owners.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including non-GAAP revenue, non-GAAP subscription revenue, non-GAAP professional services and other revenue, adjusted EBITDA, adjusted EBITDA margin, non-GAAP gross profit, non-GAAP net income, non-GAAP gross margin, unlevered free cash flow and adjusted earnings per share. These non-GAAP financial measures are not a measure of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity, or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

The Company believes this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company's expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company's documents filed or to be filed with the Securities and Exchange Commission, including the annual report filed on Form 10-K, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this press release. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Investor Contact

Adam Rogers

AVP Investor Relations, e2open

adam.rogers@e2open.com

515-556-1162

Media Contact

5W PR for e2open

e2open@5wpr.com

718-757-6144

Corporate Contact
Kristin Seigworth
VP Communications, e2open
kristin.seigworth@e2open.com

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended May 31,
(In thousands, except per share amounts)	2022	2021
Revenue
Subscriptions	$ 129,547	$ 51,034
Professional services and other	30,834	15,293
Total revenue	160,381	66,327
Cost of Revenue
Subscriptions	33,134	16,508
Professional services and other	20,646	10,140
Amortization of acquired intangible assets	24,901	11,511
Total cost of revenue	78,681	38,159
Gross Profit	81,700	28,168
Operating Expenses
Research and development	22,562	15,701
Sales and marketing	24,155	12,514
General and administrative	20,346	13,717
Acquisition-related expenses	6,764	9,778
Amortization of acquired intangible assets	21,535	3,830
Total operating expenses	95,362	55,540
Loss from operations	(13,662)	(27,372)
Other income (expense)
Interest and other expense, net	(15,413)	(4,903)
Change in tax receivable agreement liability	(1,670)	(2,499)
Gain (loss) from change in fair value of warrant liability	5,455	(59,943)
Gain (loss) from change in fair value of contingent consideration	4,200	(73,260)
Total other expenses	(7,428)	(140,605)
Loss before income tax provision	(21,090)	(167,977)
Income tax benefit (expense)	8,469	(1,378)
Net loss	(12,621)	(169,355)
Less: Net loss attributable to noncontrolling interest	(1,265)	(27,097)
Net loss attributable to E2open Parent Holdings, Inc.	$ (11,356)	$ (142,258)

Weighted-average common shares outstanding:
Basic	301,373	187,051
Diluted	301,373	187,051
Net loss attributable to E2open Parent Holdings, Inc. common shareholders per share:
Basic	$ (0.04)	$ (0.76)
Diluted	$ (0.04)	$ (0.76)

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)	May 31, 2022	February 28, 2022
	(Unaudited)
Assets
Cash and cash equivalents	$ 129,191	$ 155,481
Restricted cash	26,944	19,073
Accounts receivable, net	118,867	155,341
Prepaid expenses and other current assets	28,629	26,243
Total current assets	303,631	356,138
Long-term investments	199	208
Goodwill	3,847,094	3,756,871
Intangible assets, net	1,193,400	1,181,390
Property and equipment, net	72,893	65,937
Operating lease right-of-use assets	28,761	28,102
Other noncurrent assets	20,011	16,809
Total assets	$ 5,465,989	$ 5,405,455
Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$ 123,100	$ 131,246
Incentive program payable	26,944	19,073
Deferred revenue	178,122	190,992
Acquisition-related obligations	56,943	—
Current portion of notes payable	10,994	89,097
Current portion of operating lease obligations	8,240	7,652
Current portion of financing lease obligations	2,206	2,307
Total current liabilities	406,549	440,367
Long-term deferred revenue	1,562	1,141
Operating lease obligations	21,652	21,202
Financing lease obligations	1,882	1,950
Notes payable	1,048,156	863,577
Tax receivable agreement liability	68,260	66,590
Warrant liability	61,684	67,139
Contingent consideration	41,368	45,568
Deferred taxes	371,461	413,038
Other noncurrent liabilities	707	712
Total liabilities	2,023,281	1,921,284
Commitments and Contingencies
Stockholders' Equity
Class A common stock	31	31
Class V common stock	—	—
Series B-1 common stock	—	—
Series B-2 common stock	—	—
Additional paid-in capital	3,364,272	3,362,219
Accumulated other comprehensive loss	(49,719)	(19,019)
Accumulated deficit	(166,332)	(154,976)
Treasury stock, at cost	(2,473)	(2,473)
Total E2open Parent Holdings, Inc. equity	3,145,779	3,185,782
Noncontrolling interest	296,929	298,389
Total stockholders' equity	3,442,708	3,484,171
Total liabilities and stockholders' equity	$ 5,465,989	$ 5,405,455

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended May 31,
(In thousands)	2022	2021
Cash flows from operating activities
Net loss	$ (12,621)	$ (169,355)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	53,297	20,205
Amortization of deferred commissions	849	158
Provision for credit losses	146	245
Amortization of debt issuance costs	1,378	667
Amortization of operating lease right-of-use assets	3,175	1,372
Share-based and unit-based compensation	3,188	2,043
Change in tax receivable agreement liability	1,670	2,499
(Gain) loss from change in fair value of warrant liability	(5,455)	59,943
(Gain) loss from change in fair value of contingent consideration	(4,200)	73,260
Gain on disposal of property and equipment	—	(187)
Changes in operating assets and liabilities:
Accounts receivable	41,661	51,771
Prepaid expenses and other current assets	864	552
Other noncurrent assets	(743)	(1,399)
Accounts payable and accrued liabilities	(8,079)	(9,234)
Incentive program payable	7,872	(1,010)
Deferred revenue	(23,197)	9,611
Changes in other liabilities	(34,925)	(1,875)
Net cash provided by operating activities	24,880	39,266
Cash flows from investing activities
Payments for acquisitions - net of cash acquired	(124,168)	—
Capital expenditures	(19,279)	(12,385)
Minority investment in private firm	(3,000)	—
Net cash used in investing activities	(146,447)	(12,385)
Cash flows from financing activities
Proceeds from indebtedness	190,000	—
Repayments of indebtedness	(82,756)	(153)
Repayments of financing lease obligations	(219)	(546)
Payments of debt issuance costs	(4,766)	—
Net cash provided by (used in) financing activities	102,259	(699)
Effect of exchange rate changes on cash and cash equivalents	889	(1,161)
Net (decrease) increase in cash, cash equivalents and restricted cash	(18,419)	25,021
Cash, cash equivalents and restricted cash at beginning of period	174,554	207,542
Cash, cash equivalents and restricted cash at end of period	$ 156,135	$ 232,563

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF PRO FORMA INFORMATION

TABLE I

	Q1 FY2023	Q1 FY2022(1)	$ Var	% Var
PRO FORMA REVENUE RECONCILIATION
Total GAAP Revenue	160.4	66.3	94.1	141.8%
Deferred revenue purchase accounting adjustment (2)	-	22.5	(22.5)	n/m
BluJay pre-acquisition revenue	-	47.9	(47.9)	n/m
Logistyx pre-acquisition revenue	-	9.4	(9.4)	n/m
Total non-GAAP revenue (3)	$160.4	$146.1	$14.3	9.8%
Constant currency FX impact (4)	2.3	-	2.3	n/m
Total non-GAAP revenue (constant currency basis)	$162.7	$146.1	$16.6	11.4%

GAAP Subscription Revenue	129.5	51.0	78.5	153.9%
Deferred revenue purchase accounting adjustment (2)	-	22.5	(22.5)	n/m
BluJay pre-acquisition revenue	-	37.1	(37.1)	n/m
Logistyx pre-acquisition revenue	-	6.4	(6.4)	n/m
Non-GAAP subscription revenue (3)	$129.5	$117.0	$12.5	10.7%
Constant currency FX impact (4)	1.7	-	1.7	n/m
Non-GAAP subscription revenue (constant currency basis)	$131.2	$117.0	$14.2	12.1%

GAAP Professional Services and other revenue	30.8	15.3	15.5	101.3%
BluJay pre-acquisition revenue	-	10.8	(10.8)	n/m
Logistyx pre-acquisition revenue	-	3.0	(3.0)	n/m
Non-GAAP professional services and other revenue (3)	$30.8	$29.0	$1.8	6.3%
Constant currency FX impact (4)	0.6	-	0.6	n/m
Non-GAAP professional services and other revenue (constant currency basis)	$31.4	$29.0	2.4	8.2%

PRO FORMA GROSS PROFIT RECONCILIATION
GAAP Gross profit	81.7	28.2	53.5	190.0%
Deferred revenue purchase accounting adjustment (2)	-	22.5	(22.4)	n/m
Depreciation and amortization	28.4	14.1	14.3	n/m
Share-based compensation (5)	0.2	0.3	(0.1)	n/m
Non-recurring/non-operating costs (6)	0.9	0.3	0.6	n/m
Non-GAAP gross profit	$111.3	$65.4	$45.8	70.0%
BluJay pre-acquisition gross profit	-	31.5	(31.5)	n/m
Logistyx pre-acquisition gross profit	-	4.8	(4.8)	n/m
Total non-GAAP gross profit (3)	$111.3	$101.8	$9.5	9.3%
Non-GAAP Gross Margin % (3)	69.4%	69.7%
Constant currency FX impact (4)	1.1	-	1.1	n/m
Total non-GAAP gross profit (constant currency basis)	$112.3	$101.8	$10.7	10.3%
Non-GAAP Gross Margin % (constant currency basis)	69.1%	69.7%

PRO FORMA ADJUSTED EBITDA RECONCILIATION

Net income (loss)	(12.6)	(169.4)	156.8	n/m
Interest expense, net	15.6	6.1	9.4	156.0%
Income tax benefit	(8.5)	1.4	(9.9)	n/m
Depreciation and amortization	53.3	20.2	33.1	163.8%
EBITDA	$47.8	$(141.7)	$189.4	n/m
Deferred revenue purchase accounting adjustment (2)	-	22.5	(22.5)	n/m
Share-based compensation (5)	3.2	2.4	0.8	33.3%
Non-recurring/non-operating costs (6)	1.6	0.4	1.2	n/m
Acquisition-related adjustments (7)	6.8	9.8	(3.0)	n/m
Change in tax receivable agreement liability (8)	1.7	2.5	(0.8)	n/m
Change in fair value of warrant liability (9)	(5.5)	59.9	(65.4)	n/m
Change in fair value of contingent consideration (10)	(4.2)	73.3	(77.5)	n/m
Adjusted EBITDA	$51.4	$29.2	$22.2	76.0%
BluJay pre-acquisition EBITDA and other (11)	-	15.8	(15.8)	n/m
Logistyx pre-acquisition EBITDA and other (11)	-	0.7	(0.7)	n/m
Total adjusted EBITDA (3)	$51.4	$45.8	$5.7	12.4%
Adjusted EBITDA Margin % (3)	32.0%	31.3%
Constant currency FX impact (4)	(0.8)	-	(0.8)	n/m
Total adjusted EBITDA (constant currency basis)	$50.6	$45.8	$4.9	10.7%
Adjusted EBITDA Margin % (constant currency basis)	31.1%	31.3%

(1)
Non-GAAP proforma inclusive of Logistyx and BluJay, as if acquired on March 1, 2021.
(2)
Non-GAAP revenue adds back amortization of the purchase accounting fair value adjustment to deferred revenue resulting for the business combination as required by GAAP. This is no longer required beginning in fiscal year 2023.
(3)
Constant Currency - Excluding the Impact of Foreign Currency refers to pro-forma amounts, which include translation and transactional impacts from foreign currency exchange rates.
(4)
Constant Currency refers to pro-forma amounts excluding the impact of translating foreign currencies into U.S. dollars. To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period)
(5)
Reflects non-cash, long-term share-based compensation expense, primarily related to senior management.
(6)
Primarily includes other non-recurring expenses such as systems integrations and consulting and advisory fees.
(7)
Primarily includes advisory, consulting, accounting and legal expenses incurred in connection with mergers and acquisitions activities, including related valuation, negotiation and integration costs and capital-raising activities, including costs related to the Business Combination, as well as the BluJay and Logistyx acquisitions.
(8)
Represents the expense related to the change in the fair value of the tax receivable agreement liability, including interest.
(9)
Represents the fair value adjustment at each balance sheet date of the warrant liability related to the public, private placement and forward purchase warrants.
(10)
Represents the fair value adjustment at each balance sheet date of the contingent consideration liability related to the restricted Series B-1 and B-2 common stock and Sponsor Side Letter.
(11)
Includes Revenue and Adjusted EBITDA for Logistyx and BluJay Solutions for the pre-acquisition periods, as well as an adjustment for deferred commissions for adoption of ASC 606.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF NON-GAAP EXPENSES

TABLE II

Fiscal First Quarter 2023
(in millions, except per share amounts)	GAAP	M&A Related(1) & Non-recurring(2)	Depreciation & Amortization	Share-Based Compensation	Non-GAAP (Adjusted)	% of Revenue
COST OF GOODS
Subscriptions	33.1	(0.5)	(3.3)	(0.1)	29.2	22.5%
Professional services and other	20.6	(0.4)	(0.2)	(0.1)	19.9	64.6%
Amortization of intangibles	24.9	-	(24.9)	-	-
Total cost of revenue	$78.7	$(0.9)	$(28.4)	$(0.2)	$49.1	30.6%

Gross Profit	$81.7	$0.9	$28.4	$0.2	$111.3	69.4%

OPERATING COSTS
Research & development	22.6	(0.1)	(2.2)	(0.5)	19.8	12.4%
Sales & marketing	24.2	(0.5)	(0.3)	(0.8)	22.6	14.1%
General & administrative	20.3	(0.4)	(0.8)	(1.7)	17.4	10.8%
Acquisition related expenses	6.8	(6.8)	-	-	-
Amortization of intangibles	21.5	-	(21.5)	-	-
Total operating expenses	$95.4	$(7.7)	$(24.9)	$(3.0)	$59.8	37.3%

•
Expense adjustments primarily related to advisory, consulting, accounting and legal expenses incurred in connection with mergers and acquisitions activities, including related valuation, negotiation and integration costs and capital-raising activities, including the Business Combination and the BluJay acquisition.
•
Primarily includes other non-recurring expenses such as systems integrations and consulting and advisory fees

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF ADJUSTED EARNINGS PER SHARE

TABLE III

Fiscal First Quarter 2023

GAAP Net Income (Loss)	(12.6)
Interest Expense	15.6
Income Taxes Provision	8.5
Depreciation & Amortization	53.3
EBITDA	$47.8
Share-based compensation	3.2
Non-recurring/non-operating costs	1.6
Acquisition-related adjustments	6.8
Change in tax receivable agreement liability	1.7
Change in fair value of warrant liability	(5.5)
Change in fair value of contingent consideration	(4.2)
Adjusted EBITDA	$51.4
Depreciation	(6.8)
Interest and other expense, net	(15.4)
Adjusted EBT	$29.2
Normalized income taxes (1)	(7.0)
Adjusted net income	$22.2
Adjusted basic shares outstanding	341.0
Adjusted earnings per share	$0.07

1.
Income taxes calculated using 24% effective rate

E2OPEN PARENT HOLDINGS, INC.

UNLEVERED FREE CASH FLOW CONVERSION (1)

TABLE IV

(in millions)	Q1 23
GAAP revenue	$160.4

Adjusted EBITDA (3)	51.4

Capital expenditures	(19.3)
Less M+A related capital expenditures (2)	9.2
Normalized capital expenditures	(10.1)

Unlevered Free Cash Flow	$41.3
Free Cash Flow % of GAAP revenue	25.7%
Free Cash Flow % of adjusted EBITDA	80.3%

1.
Unlevered free cash flow is a performance metric that illustrates the cash available through the operations of the business after normalized capital expenditures excluding interest, taxes, acquisition-related expenses and non-recurring/non-operating costs. Non-cash expenses are also excluded from this metric. Non-cash expenses include changes in the tax receivable agreement liability, changes in the fair value of warrants, changes in the fair value of contingent consideration and share-based compensation.
2.
Primarily includes hardware and software purchases for integrating data center operations of newly acquired companies
3.
The table below reconciles Net Income to Adjusted EBITDA:

($ in millions)	Q1 FY23
GAAP Net Income (Loss)	(12.6)
Interest Expense	15.6
Income Taxes Provision	8.5
Depreciation & Amortization	53.3
EBITDA	$47.8
Share-based compensation	3.2
Non-recurring/non-operating costs	1.6
Acquisition-related adjustments	6.8
Change in tax receivable agreement liability	1.7
Change in fair value of warrant liability	(5.5)
Change in fair value of contingent consideration	(4.2)
Adjusted EBITDA	$51.4

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED CAPITAL

TABLE V

Description	Shares (000’s)	Notes
Shares outstanding as of May 31, 2022	301,426	Shares outstanding as of first quarter fiscal 2023
Common Units	33,536

Units issued in the business combination that have not yet been converted from common units in the LLC to Class A shares of E2open Parent Holdings, Inc. (Common units yet to be converted are represented by class V shares)

Series B-2 shares (unvested)	3,372	Series B-2 shares issued in the Business Combination that vest when the 20-day VWAP reaches $15.00
Series 2 common units (unvested)	2,628	Represent rights in the LLC that convert into common units when the 20-day VWAP reaches $15.00. Upon conversion to common units, the holder can elect to convert into Class A common stock
Adjusted Basic Shares	340,962

Warrants	29,080	Warrants outstanding as of first quarter fiscal 2023 with an exercise price of $11.50
Incentive plan options (unvested)	4,924	Options issued to management and directors under E2open’s long-term incentive plan
Incentive plan restricted shares (unvested)	5,876	Restricted shares issued to management and directors under E2open’s long-term incentive plan
Fully converted shares	380,842